S2 Technologies, Inc.
(a development stage enterprise)
Financial Statements
As of August 31, 2001 and for the
Six months Ended August 31, 2001 and for the Period from June 13, 2000 (date of inception) to August 31,
2000 and for the Period from June 13, 2000 (date of inception) to August 31, 2001

S2 Technologies, Inc.
(a development stage enterprise)
Balance Sheets (unaudited)
--------------------------------------------------------------------------------

                                                                     August 31,      February 28,
                                                                       2001             2001
                                                                    -----------      -----------
Assets
Current assets:
  Cash and cash equivalents                                         $   154,000      $   319,000
  Prepaid expenses other current assets                                   3,000            3,000
                                                                    -----------      -----------
    Total current assets                                                157,000          322,000

Property and equipment, net                                              22,000           14,000
Other assets                                                              2,000            2,000
                                                                    -----------      -----------

    Total assets                                                    $   181,000      $   338,000
                                                                    ===========      ===========

Liabilities, Mandatorily Redeemable Convertible Preferred Stock and Shareholders' Deficit

Current liabilities:
  Accounts payable                                                  $    11,000      $    11,000
  Accrued liabilities                                                    38,000           32,000
  Convertible notes                                                     300,000             --
                                                                    -----------      -----------
    Total current liabilities                                           349,000           43,000

Commitments (Note 5)

Mandatorily redeemable convertible preferred stock:
    Serie A convertible preferred stock                                 694,000          694,000


Shareholders' deficit:
   Common Stock: no par value; 30,000,000 and 10,000,000
   shares authorized; 5,400,000 shares issued and
   outstanding                                                          195,000          190,000
Note receivable from shareholder                                        (14,000)         (14,000)
Deferred stock-based compensation                                       (30,000)         (54,000)
Deficit accumulated during the development stage                     (1,013,000)        (521,000)
                                                                    -----------      -----------
    Total shareholders' deficit                                        (862,000)        (399,000)
                                                                    -----------      -----------

    Total liabilities, convertible preferred stock
      and shareholders' deficit                                     $   181,000      $   338,000
                                                                    ===========      ===========

   The accompanying notes are an integral part of these financial statements.

S2 Technologies, Inc.
(a development stage enterprise)
Statements of Operations (unaudited)
--------------------------------------------------------------------------------

                                                         For the Period      For the Period
                                                          From June 13,      From June 13,
                                                          2000 (date of      2000 (date of
                                        Six months         inception)          inception)
                                          ended             through             through
                                        August 31,          August 31,          August 31,
                                       ----------          ----------          ----------
                                          2001                2000                2001
                                       ----------          ----------          ----------
Operating expenses:
   Research and development            $  441,000          $   91,000          $  857,000
   General and administrative              55,000              63,000             177,000
                                       ----------          ----------          ----------

Loss from operations                      496,000             154,000           1,034,000

Interest income                             4,000               4,000              21,000
                                       ----------          ----------          ----------

Net loss                               $  492,000          $  150,000          $1,013,000
                                       ==========          ==========          ==========

   The accompanying notes are an integral part of these financial statements.

S2 Technologies, Inc.
(a development stage enterprise)
Statements of Cash Flows (unaudited)
--------------------------------------------------------------------------------

                                                                                   For the Period        For the Period
                                                                                    From June 13,        From June 13,
                                                                                    2000 (date of        2000 (date of
                                                                Six months           inception)            inception)
                                                                  ended               through               through
                                                                August 31,            August 31,            August 31,
                                                               -----------           -----------           -----------
                                                                   2001                  2000                  2001
                                                               -----------           -----------           -----------
Cash flows from operating activities:
Net loss                                                       $(492,000)            $(150,000)          $(1,013,000)
 Adjustments to reconcile net loss to net cash
  used in operating activities:
   Depreciation and amortization                                   4,000                     --                 6,000
   Amortization of stock-based charges                            29,000                79,000               151,000
   Changes in assets and liabilities:
    Prepaid expenses and other current assets                         --               (15,000)               (3,000)
    Other assets                                                      --                (2,000)               (2,000)
    Accounts payable                                                  --                34,000                11,000
    Accrued liabilities                                             6,000               30,000                38,000
                                                              -----------           ----------           -----------
     Net cash used in operations                                 (453,000)             (24,000)             (812,000)
                                                              -----------           ----------           -----------

Cash flows from investing activities:
 Capital expenditures                                             (12,000)             (10,000)              (28,000)
                                                              -----------           ----------           -----------
     Net cash used in investing activities                        (12,000)             (10,000)              (28,000)
                                                              -----------           ----------           -----------

Cash flows from financing activities:
 Proceeds from issuance of Series A convertible
   preferred stock, net                                                --              694,000               694,000
 Proceeds from issuance of convertible Note                       300,000                   --               300,000
                                                              -----------           ----------           -----------
     Net cash provided by financing activities                    300,000              694,000               994,000
                                                              -----------           ----------           -----------

Net increase (decrease) in cash and cash equivalents             (165,000)             660,000               154,000

Cash and cash equivalents at beginning of period                  319,000                   --                    --
                                                              -----------           ----------           -----------

Cash and cash equivalents at end of period                    $   154,000           $  660,000           $   154,000
                                                              -----------           ----------           -----------


   The accompanying notes are an integral part of these financial statements.

S2 Technologies, Inc.
(a development stage enterprise)
Notes to Financial Statements (unaudited)
--------------------------------------------------------------------------------

1.      The Company and Basis of Presentation

        S2 Technologies, Inc. (the "Company") was incorporated in the State of California on June 13, 2000. The Company was formed to design and develop an integrated development tool for embedded systems developers.

        Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and technical staff, acquiring operating assets and raising capital. Accordingly, the Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards ("SFAS") No. 7.

        The information  contained in the following Notes to Unaudited Financial
        Statements   should  be  reviewed  in  conjunction  with  the  Company's
        Financial Statements for the year ended February 28, 2002.

        The results of operations for the interim periods presented are not necessarily indicative of the results expected for the entire year.

        The financial information of the periods ended August 31, 2001 and 2000 included herein is unaudited but includes all adjustments, consisting only of normal recurring adjustments, which, in the opinion of management of the Company, are necessary to present fairly the financial position of the Company and its subsidiary at August 31, 2001, and the results of their operations and cash flows for the six months periods ended August 31, 2001 and 2000.

2.      Comprehensive income

        SFAS No. 130, "Reporting Comprehensive Income," requires a full set of general purpose financial statements to be expanded to include the reporting of "comprehensive income (loss)." Comprehensive income (loss) is comprised of two components, net income (loss) and other comprehensive income (loss). There were no differences between the net loss as reported and comprehensive loss for the six month period ended August 31, 2001 and 2000.

3.      Income Taxes

        No provision for income taxes was recorded due to the net losses for the six month periods ended August 31, 2001 and 2000.

        The Company believes that, based on number of factors, the available objective evidence creates sufficient uncertainty regarding the realizability of the deferred tax assets such that a full valuation allowance has been recorded. These factors include the Company's history of losses, recent increase in expense levels, the fact that the market in which the Company competes is intensely competitive and characterized by rapidly changing technology, the lack of carryback capacity to realize deferred tax assets and the uncertainty regarding market acceptance of the Company's products. The Company will continue to assess the realizability of the deferred assets based on actual and forecasted operating results.

S2 Technologies, Inc.
(a development stage enterprise)
Notes to Financial Statements (unaudited) (Continued)
--------------------------------------------------------------------------------

4.      Convertible note

        In June 2001, the Company entered into two convertible promissory notes for $300,000. In conjunction with the issuance of the notes the Company issued warrants to purchase 35,714 shares of Series B preferred stock at an exercise price of $0.35 per share. Such warrants are outstanding at August 31, 2001 and expire in October 2006. Using the Black-Scholes pricing model, the Company determined that the fair value of the warrants was not material.


5.      Commitments

        As of August 31, 2001, the Company leases its facilities under a month-to-month operating lease agreement. Rental expense for the six months period ended August 31, 2001 and for the period from June 13, 2000 (date of inception) to August 31, 2000 and for the period from June 13, 2000 (date of inception) to August 31, 2001 was $14,700, $1,900 and
        $33,100, respectively.


6.      Related Party Transactions

        Through Oryx Ventures, LLC, Oryx Technology Corporation has invested $500,000 in preferred stock of the Company and $250,000 in convertible notes from July 2000 through August 2001. In addition, Messrs. Micciche and Underseth of Oryx Technology Corporation provided certain management services to the Company in exchange for warrants to purchase common stock in the Company. The Company issued warrants to purchase 700,000 shares of common stock for $0.001 per share, of which 350,000 are vested as of August 31, 2001. Mark Underseth, Chief Executive Officer of the Company is the brother of Mitchel Underseth, Chief Financial Officer of Oryx Technology Corporation.

         The following table summarizes Oryx Technology Corporation's ownership as of August 31, 2001:

                                                        Oryx Technology
                                   Company's            Corporation's Ownership
                                    Shares         -----------------------------
                                  Outstanding           Shares               %

Series A                           2,592,593          1,851,853             71%
Common Stock                       5,400,000                                 0%
Warrants for Series B                 35,714                                 0%
Warrants for Common Stock            700,000            700,000            100%


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